Exhibit 99.1

Humanigen Adds to Board of Directors

Burlingame, CA, December 16, 2019 – Humanigen, Inc., (HGEN) (“Humanigen”), a clinical stage biopharmaceutical company focused on the development of next generation CAR-T and other cell therapies, announced today that Cheryl Buxton, Korn Ferry’s Global Sector Leader of Pharmaceuticals, has agreed to join the Humanigen board of directors.

“I am very happy to be joining Humanigen at an exciting time in their evolution as a cell and gene therapy company,” stated Ms. Buxton. “Humanigen’s groundbreaking science in making CAR-T therapy potentially more efficacious and less toxic has broad implications for the utility of CAR-T as well as T cell engaging therapies more broadly.”

Commenting on the appointment, Dr. Cameron Durrant, Humanigen’s chairman and chief executive officer stated, “It is a pleasure to welcome Cheryl to our board. Her extensive international background in organizational and strategic resourcing and enviable network will be instrumental in helping shape our organization.”

Ms. Buxton leads the research and development sector for the pharmaceutical and consumer divisions within the Korn Ferry organization. Prior to joining Korn Ferry in 1994, Ms. Buxton was human resources director for Johnson & Johnson Pharmaceuticals (Cilag Ltd), based in the U.K., where her focus was on organizational issues and strategic resourcing. She holds a master’s degree in employment law and industrial relations from Leicester University, a diploma in personnel management and is a member of the Institute of Personnel and Development, is on the Executive Council for Springboard, a non-profit organization encouraging women entrepreneurs in Life Sciences, and on the Board of Riding with Heart a non-profit organization involved in therapeutic riding.

About Humanigen

Humanigen, Inc. is developing its portfolio of next-generation cell and gene therapies for the treatment of cancers via its novel, cutting-edge GM-CSF neutralization and gene-knockout platforms. There is a direct correlation between the efficacy of CAR-T therapy and the incidence of life-threatening toxicities (referred to as the efficacy/toxicity linkage). We believe that our GM-CSF neutralization and gene-editing platform technologies have the potential to reduce the inflammatory cascade associated with serious and potentially life-threatening CAR-T therapy-related side effects while preserving and potentially improving the efficacy of the CAR-T therapy itself, thereby breaking the efficacy/toxicity linkage. The company’s immediate focus is combining FDA-approved and development stage CAR-T therapies with lenzilumab, the company’s proprietary Humaneered® anti-human-GM-CSF immunotherapy, which is its lead product candidate. A clinical collaboration with Kite, a Gilead Company, was recently announced to evaluate the sequential use of lenzilumab with Yescarta®, axicabtagene ciloleucel, in a multicenter clinical trial in adults with relapsed or refractory large B-cell lymphoma. The company is also focused on creating next-generation combinatory gene-edited CAR-T therapies using strategies to improve efficacy while employing GM-CSF gene knockout technologies to control toxicity. In addition, the company is developing its own portfolio of proprietary first-in-class EphA3-CAR-T for various solid cancers and EMR1-CAR-T for various eosinophilic disorders. The company is also exploring the effectiveness of its GM-CSF neutralization technologies (either through the use of lenzilumab as a neutralizing antibody or through GM-CSF gene knockout) in combination with other CAR-T, bispecific or natural killer (NK) T cell engaging immunotherapy treatments to break the efficacy/toxicity linkage, including to prevent and/or treat graft-versus-host disease (GvHD) in patients undergoing allogeneic hematopoietic stem cell transplantation (HSCT). The company has established several partnerships with leading institutions to advance its innovative cell and gene therapy pipeline. For more information, visit www.humanigen.com

Exhibit 99.1

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct, and actual results could differ materially from the forward-looking statements. Words such as “will,” “expect,” “intend,” “plan,” “predict,” “potential,” “possible,” and similar expressions identify forward-looking statements, including, without limitation, statements related to the scope, progress, expansion, and costs of developing and commercializing the Company’s product candidates; opportunity to benefit from anticipated regulatory incentives for product candidates; and anticipated expenses related to development activities, clinical trials and the development and potential commercialization of product candidates.

Forward-looking statements are subject to risks and uncertainties including, but not limited to, the Company’s lack of revenues, history of operating losses, limited cash reserves and ability to obtain additional capital to develop and commercialize its product candidates, including the additional capital which will be necessary to complete the clinical trials that the Company has initiated or plans to initiate, and continue as a going concern; the Company’s ability to execute its strategy and business plan; the potential timing and outcomes of development, pre-clinical and clinical studies of lenzilumab, ifabotuzumab, HGEN005 any of our CAR-T pipeline and the uncertainties inherent in development, pre-clinical and clinical testing; the ability of the Company to timely source adequate supply of its development products from third-party manufacturers on which the Company depends; the potential, if any, for future development of any of its present or future products; the Company's ability to successfully progress, partner or complete further development of its programs; the Company's ability to attain market exclusivity or to protect its intellectual property; competition; changes in the regulatory landscape that may prevent the Company from pursuing or realizing any of the expected benefits from the various regulatory incentives important to its strategy, or the imposition of regulations that affect the Company's products; and the various risks described in the "Risk Factors" and elsewhere in the Company's periodic and other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this press release. The company has no obligation, and expressly disclaims any obligation to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.